SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the
                 Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(c)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                        Amdahl Corporation
         (Name of Registrant as Specified in Its Charter)

                       Patricia A. Boepple
            (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(l)(ii), 14a-6(i)(l),
     14a-6(i)(2)or Item 22(a)(2) of Schedule 14A.
[ ]  $500 per each party to the controversy pursuant to Exchange
     Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules
     14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:
2)   Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4)   Proposed maximum aggregate value of transaction:
5)   Total fee paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)   Amount Previously Paid:
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4)   Date Filed:

                              AMDAHL

                           CORPORATION
                     1250 East Arques Avenue
                Sunnyvale, California  94088-3470

                          March 21, 1996

             Notice of Annual Meeting of Stockholders
                      To Be Held May 2, 1996


     The Annual Meeting of Stockholders of Amdahl Corporation, a
Delaware corporation (the "Company"), will be held at the Sunnyvale Hilton, 1250 Lakeside Drive, Sunnyvale, California at
8:00 a.m. on May 2, 1996 to:

     1.        elect ten directors to serve until the next
               Annual Meeting of Stockholders, and until their successors have been duly elected and qualified;

     2.        consider and vote upon an amendment to the Amdahl
               Corporation Employee Stock Purchase Plan to increase the number of shares of common stock issuable under the plan by 5,000,000;

     3. ratify the selection of Arthur Andersen LLP as independent public accountants for the Company for the 1996 fiscal year;

     4. consider and vote upon a stockholder proposal relating to an independent nominating committee of the Board of Directors; and
     5. consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Items 1 through 4 are more fully presented in the Proxy Statement. The Board of Directors has fixed the close of business on March 4, 1996 as the record date for determining those stockholders who will be entitled to vote at the meeting.
A list of stockholders will be kept at the principal executive office of Amdahl Corporation for ten days before the meeting.
The transfer books will not be closed between the record date and the date of the meeting.

     Representation of at least a majority of all outstanding shares of Amdahl Corporation common stock, par value of $.05 per share, is required to constitute a quorum. Accordingly, it is important that your stock be represented at the meeting. Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy card and return it in the enclosed envelope. The giving of such proxy does not affect your right to vote in person if you attend the Annual Meeting of Stockholders.


By Order of the Board of Directors

/s/ Bruce J. Ryan


BRUCE J. RYAN
Executive Vice President, Chief Financial Officer and Corporate Secretary

                         PROXY STATEMENT

                  Annual Meeting of Stockholders
                        Amdahl Corporation
                           May 2, 1996


     These proxy materials are furnished in connection with solicitation of proxies by the Board of Directors of Amdahl Corporation, a Delaware corporation ("Amdahl" or the "Company"), for the Annual Meeting of Stockholders of Amdahl (the "Annual Meeting") to be held at 8:00 a.m. on May 2, 1996 at the Sunnyvale Hilton, 1250 Lakeside Drive, Sunnyvale, California, and for any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. These proxy materials were first mailed to stockholders on or about March 21, 1996. The address of the principal executive office of Amdahl is 1250 East Arques Avenue, Sunnyvale, California 94088-3470.

     Amdahl will bear the entire cost of soliciting proxies. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock, and expenses may be reimbursed. Directors, officers or regular employees of Amdahl may solicit proxies in person or by telephone or telegraph and will receive no additional compensation for these services.

     It is important that proxies be returned promptly.
Stockholders are requested to complete, sign, date and return the proxy in the enclosed self-addressed envelope.

     Securities and Exchange Commission ("SEC") rules require that an annual report precede or be included with proxy materials. However, stockholders with multiple accounts may be receiving more than one annual report, which is costly to Amdahl and may be inconvenient to these stockholders. Stockholders may discontinue receiving extra reports by marking the appropriate box on the proxy card for the accounts selected. At least one account must continue to receive an annual report. Eliminating these duplicate mailings will not affect receipt of future Proxy Statements and proxy cards. To resume the mailing of an annual report to an account, please call the Amdahl stockholder services number, 800-524-4458, at Bank of New York.


                              VOTING

     Shares of Amdahl common stock, par value of $.05 per share ("common stock"), represented by proxies in the accompanying form, which are properly executed and returned to Amdahl before the Annual Meeting, will be voted at the meeting in accordance with the stockholders' instructions contained in the proxies. In the absence of contrary instructions, proxies representing these shares will be voted: FOR the nominees listed herein, FOR items 2 and 3, AGAINST item 4 and in the discretion of the proxy holders on such other matters as may properly come before the
meeting.   As of the date of this Proxy Statement, the Board of
Directors knows of no other business that will be presented for consideration at the Annual Meeting. Any stockholder has the power to revoke his or her proxy at any time before it is voted at the meeting.

     It is Company policy that proxies, ballots and voting tabulations be kept confidential except: (i) when disclosure is necessary to meet applicable legal requirements; (ii) to assert or defend claims for or against the Company; (iii) when disclosure is expressly requested by a stockholder; (iv) the stockholder has made written comments on a proxy card; or (v) during a contested election for the Board of Directors. It is also Company policy that the tabulators and inspectors of election be independent. Bank of New York has been appointed as the Company's independent tabulators and inspectors of election.

     The close of business on March 4, 1996 was the record date for stockholders entitled to notice of and voting rights at the Annual Meeting. Shares of common stock outstanding on the record date are entitled to be voted at the Annual Meeting, and the holders of record will have one vote for each share held on the matters to be voted on. Stockholders are entitled to cumulate their votes for the election of directors. Cumulative voting enables a stockholder to cumulate his or her votes and give one nominee a number of votes equal to the number of directors to be elected (i.e. ten) multiplied by the number of votes to which the stockholder is entitled, or the stockholder may distribute these votes among as many nominees as he or she chooses. The proxies which withhold authority to vote as to specific directors shall not be deemed to cast votes for any other directors unless, in order to effect the election of the ten nominees, it is necessary to cumulate votes to elect such other directors. The proxy holders shall not cumulate votes for any other purpose. The ten candidates receiving the highest number of votes will be elected. Abstentions and broker non-votes are included in the determination of the number of shares present and voting. Each is tabulated separately. Abstentions are counted in determining the number of shares voted on proposals presented to stockholders, whereas broker non-votes are not counted. The affirmative vote of a majority of the shares of common stock represented and entitled to vote at the meeting is required to approve items 2 through 4.

     As of the record date, March 4, 1996, there were 119,774,909 shares of common stock outstanding.

                                  PRINCIPAL STOCKHOLDERS

     The following table sets forth the beneficial ownership of Amdahl common stock as of
March 4, 1996 for each person who is known by Amdahl to beneficially own 5 percent or more of the outstanding shares of the common stock:

                                                        Number         Approximate
     Name and Address                                  of Shares      Percent Owned
     ----------------                                  ---------      -------------
  The Prudential Insurance Company of America (1)     10,714,368         8.95%
    Prudential Plaza
    Newark, New Jersey 07102-3777


  Fujitsu Limited (2)                                 51,811,664        43.26%
    6-1 Marunouchi 1-chome
    Chiyoda-ku
    Tokyo, 100 Japan

--------------------------------

(1) Pursuant to a Schedule 13G filed with the Securities and Exchange Commission dated February 14, 1996, as of December 31, 1995, The Prudential Insurance Company of America ("Prudential")may have direct or indirect voting and/or investment discretion over these shares, which are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. Prudential reported the combined holdings of these entities for the purpose of administrative convenience. Prudential acquired these shares in the ordinary course of business, and not with the purpose or effect of changing or influencing control of Amdahl.

(2) Fujitsu Limited ("Fujitsu") has sole dispositive and voting power over these shares. In addition to its share ownership, Fujitsu, a manufacturer of computers, telecommunication systems and equipment, and semiconductor and other advanced electronic components, has extensive business relationships with Amdahl. See "Compensation
        Committee Interlocks and Insider Participation."

          CERTAIN INFORMATION WITH RESPECT TO DIRECTORS
                      AND EXECUTIVE OFFICERS

    At the Annual Meeting, stockholders will elect ten directors to hold office until the next Annual Meeting, and until their respective successors are duly elected and qualified. The current Board of Directors' nominees for election as directors are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form for the ten nominees. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee that the present Board of Directors designates to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them cumulatively to assure the election of as many of the nominees listed below as possible. If this situation occurs, the proxy holders will determine the distribution of votes among the nominees. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

Nominees to Board of Directors

                                                                   Director         Age at
                                                                  of Amdahl       February 1,
Name                        Principal Occupation                      Since          1996
----                        --------------------                      -----       -----------
John C. Lewis              Chairman of the Board, President
                             and Chief Executive Officer,             1977           60
                             Amdahl Corporation

Keizo Fukagawa             Senior Vice President,
                             Fujitsu Limited                          1992           59

Michael R. Hallman         President and Founder,                     1995           50
                             The Hallman Group

E. F. Heizer, Jr.          Private Investor and Business              1972           66
                             Consultant


Kazuto Kojima              Director of the Board, General             1993           53
                             Manager Corporate Marketing
                             and Strategy and General Manager
                             of Digital Media Group,
                             Fujitsu Limited

Burton G. Malkiel, Ph.D.    Chemical Bank Chairman's                  1981           63
                             Professor of Economics,
                             Princeton University

George R. Packard, Ph.D.    Professor and Director,                   1987           63
                             Reischauer Center for East Asian
                             Studies, School of Advanced
                             International Studies, The Johns
                             Hopkins University

Walter B. Reinhold         Chairman of the Board,                     1981           71
                             Varco International, Inc.

Takamitsu Tsuchimoto       Director of the Board, General             1993           55
                             Manager Electronic Devices
                             Group and General Manager of
                             CAD Group, Fujitsu Limited

J. Sidney Webb             Chairman of the Board,                     1984           76
                             The Titan Corporation

    Mr. Lewis was elected Chairman of the Board in 1987 and was reelected President and Chief Executive Officer on March 15, 1996. He was President of Amdahl from 1977, when he joined the Company, until 1987. He was the Company's Chief Executive Officer from 1983 until 1992. He is a director of Cypress Semiconductor Corporation; Vitesse Semiconductor Corporation; Infinity Financial Technology, Inc.; and Pinnacle Systems, Inc.

    Mr. Fukagawa has been with Fujitsu since 1960. After having held managerial positions in a variety of departments and divisions, he held the office of General Manager of the Accounting Division from 1986 to 1989, and was appointed as a Director of the Board of Fujitsu Limited in 1989. He was appointed as a Managing Director of Fujitsu Limited in 1992 and is now Senior Vice President responsible for all Corporate Affairs.

    Mr. Hallman is the founder and President of The Hallman Group, a management consulting firm which focuses on marketing, sales, business development and strategic planning for the information systems industry. Mr. Hallman was President and Chief Operating Officer of Microsoft Corporation from 1990 until 1992, and Vice President of the Boeing Company and President of Boeing Computer Services from 1987 until 1990. From 1967 until 1987, he worked for IBM Corporation in various sales and marketing executive positions. Mr. Hallman is currently a director of Intuit; In Focus Systems, Inc.; Timeline Inc.; Keytronics Corporation; and Network Appliance, Inc., as well as a number of private hardware and software technology startups. He provided consulting services to Amdahl in 1994 and in 1995, prior to becoming a Board Member. See "Certain Transactions" for additional information regarding Mr. Hallman.

    Mr. Heizer is engaged in the formation and development of businesses from both a management and investment standpoint. He was Chairman of the Board of Directors and Chief Executive Officer of Heizer Corporation, a business development firm, from 1969 until 1985. Mr. Heizer is currently a director of Chesapeake Energy Corporation and Material Sciences Corporation. He is also a Director of a number of private companies. He has been Chairman of Amdahl's Audit Committee since 1974.

    Mr. Kojima has been with Fujitsu since 1965. He has held multiple managerial positions in various departments and divisions. In 1993 he was appointed General Manager of Corporate Marketing and Strategy and in 1994 he was appointed as a Director of the Board of Fujitsu and General Manager of Digital Media Group.

    Dr. Malkiel has been Chemical Bank Chairman's Professor of Economics at Princeton University since 1988. Dr. Malkiel was Dean of the Yale School of Organization and Management from 1981 through 1987. Dr. Malkiel served on President Ford's Council of Economic Advisors. He is currently a director of Baker Fentress Inc.; the Jeffrey Co.; The Prudential Insurance Company of America; Southern New England Telecommunications Co.; and the Vanguard Group of Investment Companies.

    Dr. Packard is Professor and Director of the Reischauer Center for East Asian Studies of the School of Advanced International Studies at the John Hopkins University. He was Dean of the School from 1979 through 1993. Since 1994 he has concurrently served as Professor and Director of the Reischauer Center and Visiting President of the International University of Japan. Prior to entering academe, he was a journalist with Newsweek Magazine (1965-1967), the Philadelphia Bulletin (1967-1968), and editor of the Philadelphia Evening and Sunday Bulletin (1968-1975). From 1976 to 1979 he was Deputy Director of the Woodrow Wilson International Center in Washington, D.C. He is currently a director of the Mercantile-Safe Deposit and Trust Funds; OFFITBANK; and GRC International Corp.

    Mr. Reinhold has been Chairman of the Board since 1976, and was Chief Executive Officer from 1976 to 1991, of Varco International, Inc., a manufacturer of oil tools, drilling systems, flow-control devices and electronic instrumentation systems for the oil and gas well drilling and production industry. He currently is a member of the Board of Directors of Revco D.S., Inc. and The Petroleum Equipment Suppliers Association. Mr. Reinhold was Chairman of Amdahl's Compensation and Benefit Plan Administration Committees from 1983 through 1992. He was appointed Chairman of the new Compensation Committee and Human Resources Advisory Committee in January 1993. He was appointed Chairman of the Nominating Committee in February 1996.

    Mr. Tsuchimoto has been with Fujitsu since 1963. He has held managerial positions in a variety of departments and divisions. He was appointed General Manager of the Technology Development Group in 1990. In 1994 he was appointed as General Manager of the Electronic Devices Group and General Manager of the CAD Group. In addition, he has been serving as Director of the Board of Fujitsu Limited since 1992.

    Mr. Webb has been Chairman of the Board since 1984 of The Titan Corporation, a supplier of high technology products to industrial companies and the defense industry, and an independent consultant since his retirement in 1982 from TRW-Fujitsu Co., a joint venture between Fujitsu and TRW, Inc. From 1980 to 1982, Mr. Webb was President of TRW-Fujitsu Co. In addition, he was a director of TRW from 1966 until 1981. Mr. Webb is a director of EIP Microwave, Inc.; Plantronics, Inc.; Visigenics; and Data Tree.

    On March 14, 1996, E. Joseph Zemke resigned as President,
Chief Executive Officer and Director of the Company. On March 15,
1996, Chairman John C. Lewis was elected as President and Chief
Executive Officer of the Company.

    See "Principal Stockholders" and "Compensation Committee
Interlocks and Insider Participation" for additional information regarding Fujitsu. See "Certain Transactions" for additional information regarding Michael R. Hallman.


Security Ownership

    The following table sets forth the beneficial ownership of common stock of Amdahl as of March 4, 1996 by each director and nominee, the chief executive officer and the four other most highly compensated executive officers, and all directors and executive officers as a group.

                                                Number of      Approximate
    Name                                        Shares(1)     Percent Owned
    ----                                        ---------     -------------
    John C. Lewis                                 465,767          *
    E. Joseph Zemke                               438,482          *
    Keizo Fukagawa (2)                             15,000          *
    Michael R. Hallman                              5,000          *
    E. F. Heizer, Jr.                              27,000          *
    Kazuto Kojima (2)                              10,000          *
    Burton G. Malkiel, Ph.  D.                     21,052 (3)      *
    George R. Packard, Ph.  D.                     19,000          *
    Walter B. Reinhold                             97,605          *
    Takamitsu Tsuchimoto (2)                       10,000          *
    J. Sidney Webb                                 23,000          *
    David L. Anderson                              92,468          *
    Bruce J. Ryan                                  48,981          *
    David B. Wright                               101,272          *

    All current directors and executive officers as a group
   (26 persons)                                 1,547,722       1.29%

*   Less than 1 percent

--------------------------
(1) These shares are subject to the sole voting and investment power of the indicated person(s). The figures include shares that could be purchased by exercise of options within 60 days of March 4, 1996 and held by: Mr. Lewis, 333,200 shares; Mr. Zemke, 254,800 shares; Mr. Fukagawa, 15,000 shares; Mr. Hallman, 5,000 shares; Mr. Heizer, 19,000 shares; Mr. Kojima, 10,000 shares; Dr. Malkiel, 19,000 shares; Dr. Packard, 18,000 shares; Mr. Reinhold, 19,000 shares; Mr. Tsuchimoto, 10,000 shares; Mr. Webb, 19,000 shares; Mr. Anderson, 74,100 shares; Mr. Ryan, 10,000 shares; Mr. Wright, 49,410 shares; and all current directors and executive officers as a group, 1,279,320 shares.

(2) See "Principal Stockholders" for information regarding securities held by Fujitsu.

(3) Includes 1,000 shares held by the Jonathan P. Malkiel Trust of which Dr. Malkiel is a trustee, with shared voting, but sole investment power.

Board Meetings and Committees

    The Board of Directors held seven meetings during 1995, four regularly scheduled meetings and three special meetings, two of which were teleconference meetings. Mr. Fukagawa was unable to attend two meetings, one of which was a special meeting, and Mr. Heizer was unable to participate in the two teleconference meetings.

    The Board has an Audit Committee, a Compensation Committee and a Nominating Committee.

    The Audit Committee is primarily responsible for approving the services performed by the Company's independent public accountants and for reviewing and evaluating the Company's accounting principles and reporting practices and its system of internal accounting controls. This committee, currently consisting of Messrs. Fukagawa, Hallman and Heizer and Dr. Malkiel, held three meetings during 1995. Mr. Fukagawa and Mr. Heizer each missed one meeting.

    The Compensation Committee is responsible for reviewing and approving the Company's compensation policies and administering the Company's employee benefit programs. The Committee held four meetings during 1995, and currently consists of Messrs. Kojima, Reinhold and Webb and Dr. Packard.

    The Nominating Committee, established by the Board of Directors on February 8, 1996, is responsible for determining and recommending, to the Board of Directors, candidates to stand for election to the Board of Directors. This Committee has not yet held a meeting and currently consists of Messrs. Kojima, Reinhold and Webb and Dr. Packard.

Director Compensation

    Each non-employee director receives an annual fee of $20,000 and fees of $1,000 for full-day and $500 for half-day or teleconference attendance at Board and committee meetings, and is reimbursed for expenses incurred in connection with these meetings. Of these fees, $78,000 earned in 1995 by Messrs. Fukagawa, Kojima and Tsuchimoto was paid to Fujitsu. These amounts are not included in the payments to Fujitsu discussed under "Compensation Committee Interlocks and Insider Participation." Directors may defer all or part of their compensation to selected later years to be paid with interest at a specified formula rate, on a lump sum or annual installment basis.

    Pursuant to the Automatic Option Grant Program in effect under the Company's 1994 Stock Incentive Plan, each non-employee Board member will receive an automatic option grant for 5,000 shares of common stock at the time he or she first becomes a Board member, whether through election by the stockholders or appointment by the Board, and each continuing non-employee Board member will also receive, at each Annual Stockholders Meeting at which he or she is reelected to the Board, an option grant for 5,000 shares. Accordingly, at the Annual Stockholders Meeting held on May 4, 1995, an automatic option grant for 5,000 shares of common stock was made to each individual reelected as a non-employee Board member. Each grant has an exercise price of $7.125 per share, the fair market value on the grant date, and a maximum term of fifteen years measured from the grant date, subject to earlier termination upon the optionee's cessation of Board service. Each option is immediately exercisable for all of the option shares, but any shares purchased under the option will be subject to repurchase by the Company, at the original exercise price, in the event the optionee ceases service prior to the earlier of (i) vesting in those shares or (ii) completion of four years of Board service measured from the date he or she first joined the Board. In the event the optionee terminates Board service for any reason (other than removal for cause) after completion of at least four years of continuous Board service, the option shares will immediately vest and the option will remain exercisable for such fully vested option shares until the expiration of the fifteen year option term. Otherwise, the option shares will vest in two equal and successive annual installments over the optionee's period of continued Board service, with the first installment to vest one year after the automatic grant date. The option shares will automatically vest in full upon (i) certain changes in control or ownership of the Company or (ii) the death or disability of the optionee while serving as a Board member.

    The 1994 Stock Incentive Plan also contains a special stock acquisition program for the non-employee Board members pursuant to which they may elect to apply all or any portion of their annual retainer fee to the purchase of unvested shares of common stock. In 1995 Dr. Malkiel applied one quarter of his annual retainer fee, or $5,000, to the acquisition of 451 shares at $11.08648 per share under this program. On the last day of each month throughout 1995, one-twelfth of these shares vested to Dr. Malkiel.

Compensation Committee Interlocks and Insider Participation

    There are no "interlocks" as defined by the SEC, with
respect to any member of the Compensation Committee.   Messrs.
Reinhold, Kojima and Webb and Dr. Packard, all non-employee members of the Board, comprise the Compensation Committee.

    Mr. Kojima is Director of the Board, General Manager of
Corporate Marketing and Strategy and General Manager of Digital
Media Group of Fujitsu.

    Amdahl purchases both components and subassemblies for its computer systems as well as certain other equipment and supplies from Fujitsu. The aggregate amount of these purchases during 1995 was approximately $283 million. The Company has been advised by Fujitsu that because of the difficulty of allocating expenditures for research and development, creation of new manufacturing facilities, and general and administrative costs for the production of the computer subassemblies and other equipment sold by Fujitsu to the Company, it is difficult to determine the relative profitability of such sales. However, subject to the foregoing uncertainties, Fujitsu believes that the profitability of these sales is approximately equivalent to the profitability of sales by Fujitsu of computer products to customers in which it has no ownership interest. Although some of the materials and other equipment are custom manufactured by Fujitsu for Amdahl and are not available from third parties, Amdahl believes that the prices it pays Fujitsu for these products are comparable to those it would pay to an unaffiliated supplier.

    Amdahl has committed to purchase a minimum number of certain components, subassemblies and other equipment from Fujitsu. On December 29, 1995 the aggregate remaining commitment for these materials and equipment was approximately $51 million. Delivery of these materials and other equipment, and the related payments, is generally expected to occur during 1996. In addition, Fujitsu supplies Amdahl with services and material related to the Company's development of current and future products, including the 5995 Series of processors. The Company charged engineering and development expense for approximately $2 million in 1995 relating to these efforts.

    Amdahl has also entered into agreements with Fujitsu or certain of its subsidiaries for the distribution of Amdahl computer systems in Brazil, Japan, Malaysia and Spain. In 1995 Amdahl recognized approximately $37 million in revenue from equipment sales to Fujitsu.

    In 1993 Amdahl and Fujitsu entered into an agreement pursuant to which Amdahl and Fujitsu agreed to participate in the joint development of the Company's next generation of IBM compatible systems. Under the agreement, Fujitsu will undertake primary responsibility for the design and manufacture of these systems.

    In January 1994 the Company and Fujitsu entered into an agreement under which Fujitsu would provide loans to the Company in an aggregate amount not to exceed $100 million. On December 29, 1995, $80 million in principal and $1 million in interest was outstanding under this agreement. In 1995 the interest expense associated with the loan was approximately $6 million.

    In 1995 the Company entered into a contract manufacturing agreement with HaL Computer Systems, Inc. ("HaL"), a wholly-owned subsidiary of Fujitsu, whereby Amdahl agreed to manufacture high end open system workstations for HaL. This agreement contributed approximately $9 million to equipment sales in 1995.

    In the fourth quarter of 1995 Fujitsu agreed to pay Amdahl $14.8 million for the right and license to use certain software diagnostic tools developed by Amdahl and $1 million for the right to market certain storage products in Japan. These amounts were recognized in the fourth quarter of 1995 as software revenue and equipment sales revenue, respectively.

                       CERTAIN TRANSACTIONS

    See "Compensation Committee Interlocks and Insider
Participation" for information regarding Fujitsu.

    Michael R. Hallman, who was elected by the stockholders at the 1995 Annual Meeting to serve as a member of the Board of Directors, was paid $8,000 for consulting services performed in 1995 prior to his becoming a member of the Board.


                  COMPLIANCE WITH SECTION 16(a)
              OF THE SECURITIES EXCHANGE ACT OF 1934

    The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10 percent of the Company's outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, which require them to file reports with respect to their ownership of and transactions in the Company's securities. Officers, directors and greater than 10 percent stockholders are required to furnish the Company with copies of all reports they file.

    Based upon the copies of those reports furnished to the Company, and written representations that no other reports were required to be filed, the Company believes that all reporting requirements for the fiscal year ended December 29, 1995 were met in a timely manner by its executive officers, Board members and greater than 10 percent stockholders.


                      EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

     The following table provides certain summary information concerning compensation paid or accrued to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (hereafter referred to as the "named executive officers") for the last three fiscal years ended December 31, 1993, December 30, 1994 and December 29, 1995:

                                SUMMARY COMPENSATION TABLE
                                --------------------------

                                                         LONG TERM
                                                         COMPENSATION
                ANNUAL COMPENSATION                      AWARDS
                -------------------                      ------------

                                            Other                   Securities
Name and                                    Annual     Restricted   Underlying  All Other
Principal                                   Compen-    Stock        Options/    Compensa-
Position            Year  Salary   Bonus($) sation($)  Awards($)(1) SARS(#)     tion (2)
---------           ----  ------   -------  --------   ------------ ----------  ---------
E. Joseph Zemke
  Chief Executive
  Officer           1995 $700,024 $202,000                       $0        -0-   $212,168
                    1994 $644,361 $900,000                 $695,000        -0-   $265,107
                    1993 $616,366       $0                       $0    156,000     $3,538


John C. Lewis
  Chairman of
  the Board         1995 $660,036 $120,000                       $0        -0-   $171,325
                    1994 $660,036 $250,000                       $0        -0-   $210,635
                    1993 $660,036       $0                       $0    148,000     $3,538


David L. Anderson
  Chief Technical Officer
  & Vice President
                    1995 $300,040 $195,000                       $0        -0-    $94,946
                    1994 $290,426 $265,000                       $0        -0-   $100,066
                    1993 $252,794  $65,000                  $62,400     75,500         $0



Bruce J. Ryan(3)
  Executive Vice President,
  Chief Financial Officer &
  Corporate Secretary
                    1995 $325,000  $74,800  $114,459(4)          $0     10,000    $87,076
                    1994 $151,250  130,000   $41,422        $55,750     40,000    $50,221


David B. Wright
  Executive Vice President
                    1995 $325,000  $74,800   $44,760(5)          $0    $15,000    $84,826
                    1994 $301,823 $280,000  $238,472             $0        -0-   $100,969
                    1993 $253,491  $63,000   $59,322        $62,400    $96,300     $3,538

--------------------------
(1) Restricted shares, subject to the Company's repurchase rights, were held by the following named executive officers with an aggregate value (closing price less consideration paid) as of December 29, 1995: Mr. Zemke, 94,000 shares, $794,300; Mr.
Anderson, 4,000 shares, $33,800; Mr. Ryan, 8,000 shares, $67,600;
and Mr. Wright, 6,000 shares, $50,700. Mr. Zemke was awarded 100,000 shares in 1994, on which the Company's repurchase rights will lapse on January 26, 1996 for 10,000 shares, January 26, 1997 for 15,000 shares, January 26, 1998 for 15,000 shares, January 26, 1999 for 25,000 shares and January 26, 2000 for 25,000 shares. The repurchase rights will however lapse on 50% of the remaining restricted shares should the fair market value of the Company's common stock average or exceed $15 per share for three continuous months. Likewise, the repurchase rights shall lapse on 100% of the remaining restricted shares should the fair market value of the Company's common stock average or exceed $20 per share for three continuous months. He was also awarded 10,000 shares in 1992 on which the Company's repurchase rights will lapse in 20 percent increments over five years from the award date. Mr. Anderson and Mr. Wright were each awarded 12,000 shares in 1993, on which the Company's repurchase rights will lapse in 33 percent increments over three years from the award date. Mr. Wright was awarded 5,000 shares in 1992 and Mr. Ryan was awarded 10,000 shares in 1994, on which the Company's repurchase rights will lapse in 20 percent increments over five years from the award date.

Repurchase rights become exercisable by the Company upon an officer's termination of employment and allow the Company to repurchase, at the original purchase price paid by the officer to the Company, any restricted shares as to which the repurchase rights have not yet lapsed. Shares subject to the Company's repurchase rights have the same dividend rights as all other outstanding shares of the Company's common stock held by the stockholders.

(2) Amounts reported as All Other Compensation for the 1995 fiscal year for each of the named executive officers include (i) Company matching contributions to the Employee Savings Plan in the amount of $2,250 for each of the named executive officers, except Mr. Wright, who did not participate in 1995, and (ii) awards allocated to the Short-Term Executive Incentive Performance Plan ("Short-Term Plan") and the Long-Term Executive Incentive Performance Plan ("Long-Term Plan") accounts maintained for each officer. The allocation to the Short-Term Plan accounts of: Mr. Zemke for $74,531; Mr. Lewis for $64,452; Mr. Anderson for $40,904; Mr. Ryan for $33,034; and Mr. Wright for $33,034 will be paid in 25 percent increments over the next four years, provided the executive remains in the Company's employ. The allocation made to the Long-Term Plan account of each officer was as follows: Mr. Zemke, $135,387; Mr. Lewis, $104,623; Mr. Anderson, $51,792; Mr. Ryan, $51,792; and Mr. Wright, $51,792.
The Long-Term Plan account will be paid out to each named executive officer upon his termination of employment, to the extent the executive is vested in his long-term account at that time. For further information concerning the vesting and payout of accounts under both the Short-Term and Long-Term Executive Incentive Performance Plans, see "Employment Contracts and Termination of Employment Agreements" .

(3) Mr. Ryan joined the Company as an executive officer on July
1, 1994.

(4) Other Annual Compensation reported for Mr. Ryan includes: (i) the principal amount of $50,000, which was forgiven in accordance with the terms of the note for his mortgage loan with the Company described in the section "Loans to Executive Officers;" (ii) relocation expenses in the amount of $37,756; (iii) tax reimbursement payments in the amount of $14,531 for Mr. Ryan's increased tax liability due to his relocation; and (iv) other fringe benefits in the aggregate amount of $12,172.

(5) Other Annual Compensation reported for Mr. Wright includes:
(i) housing assistance in the amount of $32,700; (ii) tax reimbursement payments pursuant to the Company's tax equalization program for international assignees in the amount of $2,025; and
(iii) other fringe benefits in the aggregate amount of $10,035.

Stock Options

                The following table contains information concerning the grant of stock options during the last fiscal year to the named executive officers:

                           OPTION GRANTS IN LAST FISCAL YEAR (1)

                                                                            Potential
                                                                       Realizable Value at
                                                                         Assumed Annual
                                                                      Rates of Stock Price
                                                                          Appreciation
                            Individual Grants                            for Option Term
              -----------------------------------------------------   ---------------------

                                % of
               Number of        Total
               Securities       Options
               Under-           Granted to  Exercise
               lying            Employees   or Base
               Options          In Fiscal   Price        Expiration
Name           Granted (2)      Year        ($Sh) (3)    Date         5%($)(4)  10%($)(4)
----           -----------      ---------   ----------   ---------    --------  ---------
E. Joseph Zemke       -0-         N/A          N/A          N/A        N/A       N/A

John C. Lewis         -0-         N/A          N/A          N/A        N/A       N/A

David L. Anderson     -0-         N/A          N/A          N/A        N/A       N/A

Bruce J. Ryan      10,000       2.629%       $11.00      01/24/10     $118,652  $349,377

David B. Wright    15,000       3.944%       $11.00      01/24/10     $177,977  $524,066

-------------------------------

(1)No stock appreciation rights have been granted to date.

(2)The options are exercisable in a series of five equal and successive annual installments over the optionee's period ofservice with the Company, measured from the grant date. Upon an acquisition of the Company by a merger or asset sale, each option becomes immediately and fully exercisable. Each option has a maximum term of 15 years,subject to earlier termination in the event of the optionee's cessation of service with the Company. The Compensation Committee has the discretion to accelerate any option in whole or in part in connection with the optionee's cessation of service. The Committee may also grant stock appreciation rights with respect to one or more outstanding options. These rights will allow the holders to elect to exercise the option or to surrender it in exchange for cash or common stock equal to the fair market value of the shares subject to the surrendered option less the option exercise price payable for those shares. To date no stock appreciation rights have been granted.

(3)The exercise price may be paid in cash, in shares of common stock valued at fair market value on the exercise date or through a cashless exercise involving a same-day sale of the purchased shares. The Company may also finance an option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state income tax liability incurred in connection with the exercise. The optionee may be permitted, subject to the approval of the Compensation Committee, to apply a portion of the shares purchased under the option (or to deliver existing shares of common stock) in satisfaction of such tax liability. The Compensation Committee also has the discretion to reprice outstanding options by cancelling them and granting replacement options with an exercise price equal to the fair market value of the option shares on the regrant date.

(3)These columns reflect the potential realizable value of each grant assuming the market value of the Company's stock appreciates at 5 percent and 10 percent annually from the date of grant over the term of the option. There is no assurance that the actual stock price appreciation over the 15-year option term will be at the assumed 5 percent or 10 percent levels or at any other level. Unless the market price of the stock does in fact appreciate over the option term, no value will be realized from the option grants.


Option Exercises and Holdings

    The following table provides information with respect to the named executive officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year:

   Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values (1)


                                                     Number of
                                                     Securities      Value of
                                                     Underlying      Unexercised
                                                     Unexercised     In-the-Money
                                                     Options at      Options at
                                                     FY-End          FY-End ($)(2)
               Shares Acquired     Value             Exercisable/    Exercisable/
Name           on Exercise (#)     Realized($)(3)    Unexercisable   Unexercisable
----           ---------------     --------------    -------------   --------------
E. Joseph Zemke         40,000           $190,150         266,800/        $304,307/
                                                          110,000         $281,080
John C. Lewis           10,600           $105,000         317,600/        $299,432/
                                                          113,400         $264,299
David L. Anderson       16,000            $51,719          72,500/        $159,819/
                                                           43,000         $138,796
Bruce J. Ryan              -0-                 $0           8,000/         $22,750/
                                                           42,000          $91,002
David B. Wright            -0-                 $0          46,410/        $165,988/
                                                           58,890         $158,139

--------------------------
(1) No stock appreciation rights have been granted to date.

(2) Fair market value at fiscal year end ($8.3438) less exercise price.

(3) Fair market value at time of exercise less exercise price.



Employment Contracts and Termination of Employment Agreements

     The Company currently has no employment contracts with any of its named executive officers. However, the Company has implemented the Short-Term Executive Incentive Performance Plan, which was approved by the stockholders in May 1995, and the Long-Term Executive Incentive Performance Plan, which provides benefits some of which are not payable until termination of employment. Under these plans executive officers and other key employees may receive incentive awards each year based upon the Company's progress in achieving long-term business objectives.
The combined total aggregate annual award for the participants under these plans may not exceed 2 percent of the Company's consolidated pre-tax earnings for the year. Allocations to the Short-Term Plan are based upon each participant's compensation (salary and bonus) for the year, with vesting and payout to occur generally over four years beginning one year after the award date.

  The Long-Term Plan is a long-term income accumulation program designed to create a source of retirement income for each participant in the plan. The Compensation Committee determines the dollar amount of the retirement income target applicable to each participant and periodically adjusts that target as circumstances change. The annual award to the Long-Term Plan is allocated to each participant's long-term account in proportion to his or her share of the aggregate retirement income targets in effect for all participants at that time. Vesting in this account (including the individual retirement income target) will begin upon the latest to occur of (i) the participant's completion of ten years of service with the Company, (ii) the attainment of age 55 or (iii) the attainment of combined age and years of service totaling 70. At that time, the participant will initially vest in the portion of the long-term account equal to his or her years of service multiplied by 5 percent and will vest in an additional 5 percent upon completion of each additional year of service thereafter. Mr. Zemke's account was modified in 1994 by the Compensation Committee ("the Committee"), so that it will fully vest when he reaches age 60. The Committee modified Mr. Ryan's account at the time he was hired so that it vests at the rate of seven and one-half percent (7.5%) per year. No payments will be made from the participant's account until termination of service, and the payment at that time may be made either in a lump sum or in annual installments in accordance with the participant's prior election. Special vesting provisions will apply in the event the participant's service with the Company terminates by reason of death or disability. In addition, the participant may receive the entire balance credited to his or her long-term account upon termination of service in the event that such balance is less than the portion of the retirement income target in which the participant is vested at that time.

  No trust fund or other segregated account has been established as an actual funding vehicle for the payment of the participant's long-term account, and the account is simply a record entry upon the Company's books. Accordingly, each participant is a general creditor of the Company with respect to his or her unpaid account balance.

  When Mr. Ryan left his former employer to join Amdahl, he forfeited the right to substantial future retirement benefits from that employer. To compensate Mr. Ryan for the loss of those benefits, Amdahl committed to pay him $45,000 per year, for 20 years, commencing at age 65.

  On May 4, 1994 the Compensation Committee adopted Corporate Officer Severance Guidelines ("Severance Guidelines") which apply to the executive officers and corporate vice presidents of the Company (collectively, "Corporate Officers") in the event of a termination resulting from a change in control or an involuntary termination for reasons other than cause. A change in control would include: (i) a merger or consolidation in which the Company is not the surviving entity; (ii) a sale, transfer or other disposition of all Company assets; (iii) a reverse merger in which the Company becomes a subsidiary of another corporation;
(iv) an acquisition of 25 percent of the voting power of the Company's outstanding securities; (v) an acquisition of sufficient shares which increases the total holdings of a person or group to more than 50 percent of the outstanding securities;
(vi) an acquisition of sufficient stock to elect an absolute majority of the Board of Directors; or (vii) a hostile take-over. Under the Severance Guidelines, severance benefits will be provided for a terminated Corporate Officer for a period ranging from a minimum of one year, in the event of an involuntary termination in the absence of any change in control, to a maximum of two years should the involuntary termination occur in connection with such a change. However, no severance benefits will be paid if the Corporate Officer's employment is terminated for cause. During the applicable severance period, the Corporate Officer will receive the following severance benefits: (i) continuation of base salary; (ii) the average bonus that would have been paid to an officer in a comparable position on the basis of the Company's attainment of the performance goals established for the fiscal year or years coincident with the severance period; (iii) continued health care and life insurance coverage; (iv) vesting of outstanding stock options and restricted stock awards; (v) vesting and pay-out of installments from the Corporate Officer's accounts under the Short-Term Executive Incentive Performance Plan; and (vi) continued vesting in the Corporate Officer's account under the Long-Term Executive Incentive Performance Plan, with subsequent payout of the vested benefit upon the individual's eligibility for benefit distribution under the plan.

  Mr. Zemke resigned as President, Chief Executive Officer and
Director of the Company on March 14, 1996.  The Company and Mr.
Zemke are currently finalizing the terms of Mr. Zemke's separation, which will be in general compliance with the Severance Guidelines described above.


     COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


Introduction

  The Compensation Committee of the Board of Directors, which met four times in 1995, is responsible for the administration of the compensation programs for the Company's executive officers. These programs have been designed to ensure that the compensation paid to the executive officers is linked to both Company and individual performance. Accordingly, a substantial portion of the compensation paid to each executive officer is comprised of various components based upon individual achievement and Company performance, such as pre-tax profit, attainment of predetermined goals and the improvement in the market price of the Company's stock.

  In 1994 the Committee retained an independent compensation consultant to assess the appropriateness of the executive officer compensation programs. Outlined below are some of the key recommendations of the consultant, which were factors considered by the Committee in its decisions related to 1995 executive compensation.

     - An increased percentage of compensation should be tied to the Company's attainment of predetermined performance goals.

     - The variable portion of compensation should be greater than was previously allowed for in the existing programs, and base salaries should be targeted at a level closer to the median of market.

     - Bonuses should correspond to performance against specific goals.

     It was determined that the Compensation Principles adopted in 1994, as stated below, were still appropriate.

Compensation Principles

     The design and implementation of all executive compensation programs are based on a series of guiding principles derived from Company values, business strategy and management requirements.
These principles may be summarized as follows:

     - Attract and retain key executives essential to the long-term success of the Company.

     - Reward executives for long-term corporate success by facilitating their ability to acquire an ownership interest in the Company.

     - Provide direct linkage between the compensation payable to executives and the Company's attainment of annual and long-term financial goals and targets.

     - Emphasize reward for performance at the individual, team and corporate level.

     Consistent with these principles, executive compensation consists of two components - fixed compensation and variable compensation. Base Salary, the fixed component, is set at a level which is competitive in the marketplace. Variable compensation consists of Annual Bonus and Long-Term Incentives.

Base Salary

     Company performance plays a minimal role in the determination of base salary. The base salary for each executive officer is based on several factors, including, importance of the function performed, the scope of responsibility and the salary levels in effect for comparable positions with the Company's principal competitors. The weight given to each of these factors may vary from individual to individual. In general, base salary is determined to be competitive with the base salary levels paid by a peer group of companies within the Company's industry which the Committee has identified for comparative compensation purposes. The base salary levels in effect for the Company's executive officers for the 1995 fiscal year ranged from the 50th percentile to the 75th percentile of the surveyed salaries for the peer group companies. 34 of the peer group companies are included in the Standard & Poor's Computer Systems Index (the "S & P Index") which has been chosen as the Company's industry index for purposes of the Company Stock Price Performance graph which follows this report. In selecting the peer group companies to survey for comparative compensation purposes, the Committee focused primarily on whether those companies were actually competitive with the Company in seeking executive talent, whether those companies had a management style and corporate culture similar to the Company's and whether similar positions existed within their corporate structure. For this reason, the number of companies surveyed for compensation data was less than the number of companies included in the S & P Index.


Annual Bonus

     Annual bonuses for the 1995 fiscal year were calculated by the use of a structured formula that used the following components:

     -  Company Financial Performance

          Each year the Board approves the pre-tax profit goals for the Company, and operating income and revenue goals for each line of business. The Company's performance against these goals is assessed by the Committee at the close of the year. The financial performance component of the annual bonus is based on the percent of the pre-tax profit goal achieved (or, for some executives, percent of the operating income or revenue goal achieved for a line of business).
     The award scale is nonlinear and provides the maximum award for above target performance while reducing the award for below target performance. The financial performance component is not paid if less than 75% of the goal is achieved, and the maximum bonus will be paid only if 125% or higher of the goal is achieved.

          The financial performance component of the CEO's bonus measures both Company pre-tax profit goal achievement and line of business revenue goal achievement. Pre-tax profit bonus may be equal to 2.6% of salary if 76% of the goal is achieved, 65% of salary at 100% goal achievement, and 97.5% of salary at 125% or higher goal achievement. Line of business revenue goal bonus may equal .8% at 76% goal achievement, 20% at 100% goal achievement, and 30% at 125% or higher goal achievement. For other executive officers, the financial performance component of bonus (Company pre-tax profit goals for some executives, line of business revenue goals for others) may be equal to 10% of salary at 75% goal achievement, 30% of salary at 100% goal achievement, and 60% of salary at 125% goal achievement.

     -  Individual Performance

          Each executive officer's individual performance is measured against goals established for that individual in various areas, including leadership, planning, management and innovation. The weight assigned to each of these factors varies from individual to individual. The individual performance component of the CEO's annual bonus may be equal to 15% of salary at 100% goal achievement and may go up to a maximum of 22.5% of salary at higher than 100% goal achievement. This component for other executive officers may be equal to 10% of salary at 100% goal achievement and may go up to a maximum of 20% of salary at higher than 100% goal achievement.

     -  Corporate Teamwork

          This component applies to executives other than the CEO. An assessment is made of the individual's contribution to the corporate team and contribution to future positioning of the Company. This component may be equal to 10% of salary at 100% goal achievement and may go to a maximum of 20% of salary at a higher than 100% goal achievement.

     -  Summary

          Bonuses paid to the named executive officers were based on the above components. Achievement of goals varied from individual to individual. Bonuses for named executive officers ranged from 3% of salary to 66% of salary.

Long-Term Incentives

     Long-term incentives are provided primarily through annual option grants, as well as by supplemental option grants, restricted stock awards, and participation in an income accumulation program funded out of the Company's pre-tax profits. These incentives are intended to motivate the executive officer to improve long-term Company performance. All options currently outstanding were granted with an exercise price equal to the market price on the grant date and will be of no value unless the market price of the Company's common stock appreciates, thereby aligning a part of the executive officer's compensation with the return realized by stockholders.

     -    Stock Options

          Stock option grants are designed to create meaningful stock ownership for key employees of the Company. The Committee has established general guidelines for granting options to executive officers, which target a fixed number of unvested option shares based on an individual's current position with the Company, comparability with grants made to other Company executives and an individual's potential for growth within the Company, i.e. future responsibilities and possible promotions over the option term. These general guidelines determine a multiple of the individual's salary level which may be represented by the value of unvested options. To maintain the targeted unvested position, regular grants of options will normally be made. The guidelines and the granting of options within these guidelines are not normally based on Company performance. The Committee does not always strictly adhere to these guidelines and will occasionally vary the size of the option grant as circumstances warrant.

          Each grant allows the executive officer to acquire shares of the Company's common stock at a fixed price per share (traditionally the fair market value on the grant date) over a specified period of time (up to fifteen years). The option generally vests in equal installments over a period of five years, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains employed by the Company through the vesting period and the market price of the underlying securities appreciates over the option term.

     -    Restricted Stock

          Awards of restricted stock are not made by reference to formulas or guidelines but are provided solely at the Committee's discretion. Restricted stock is awarded under limited circumstances, such as, to recognize a significant contribution to the Company's performance, to provide an incentive to achieve performance objectives or in connection with a significant promotion. The vesting schedules for restricted stock awards are tailored to meet the particular purposes of the awards, unlike the more uniform vesting schedules utilized for stock option grants.

          No restricted stock was awarded to any named executive during 1995.

Executive Incentive Performance Plan

     The Short-Term and the Long-Term Executive Incentive Performance Plans are designed to retain key executives and to provide retirement income for them through their participation in an income accumulation program funded out of the Company's pre-tax profits each year. The Short-Term Plan allows each executive officer to share in a portion of such pre-tax profits on the basis of his or her compensation for the year and provides for vesting and payout of the award in four equal annual installments beginning one year after the award. The Long-Term Plan serves as the vehicle to meet the specific retirement income target which the Committee has established for each participant, and vesting in this benefit will occur as the age and years of service requirements of the plan are met.

     Actual allocations to the two plans will occur only if the Company's operations are profitable. Amounts awarded to named executive officers for 1995 are included in the "All Other Compensation" area of the Summary Compensation Table, with details provided in the footnote thereto. See "Employment Contracts and Termination of Employment Agreements" for additional information about the plans.

CEO Compensation

     In setting the compensation payable to the Chief Executive Officer in 1995, Mr. E. Joseph Zemke, the Committee's goal was to provide a package which was competitive with other companies in the industry and which at the same time tied a significant percentage of his compensation to positive Company performance and stock price appreciation. In general, the factors utilized in determining Mr. Zemke's compensation were similar to those applied to the other executive officers in the manner described in the preceding paragraphs, although achievement of Company financial performance goals had a greater impact on his total compensation.

     In establishing Mr. Zemke's base salary, it was the Committee's intent to provide him with a level of stability and certainty each year, and not to have this particular component of compensation affected to a significant degree by Company performance. His base salary for the 1995 fiscal year approximates the 50th percentile of reported base salaries for chief executive officers from the peer group.

     The next component of Mr. Zemke's compensation package, his annual bonus, was based on Company financial performance, line of business performance and individual goal achievement, as described under "Annual Bonus" above. Because Company pre-tax profits were less than 75% of goal, no company financial performance component bonus was paid. The level of achievement in line of business revenue goals and individual goals provided bonus components of 5.8% and 15%, respectively.

     In addition to the financial goals taken into account in determining Mr. Zemke's annual bonus and awards payable pursuant to the Short-Term and the Long-Term Executive Incentive Performance Plans, the Committee considered certain accomplishments that are qualitative in nature. The Committee recognized Mr. Zemke's leadership in positioning the Company strategically for future significant developments in the computer industry as well as his efforts in successfully directing and carrying out the restructuring of the Company in 1995.

Compliance with Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code, enacted in
1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain executive officers of such companies. The limitation applies only to compensation which is not considered to be performance-based. Both the Company's 1994 Stock Incentive Plan and Short-Term Executive Incentive Performance Plan are structured so that any compensation paid or deemed paid to an executive officer under those Plans will qualify as performance-based compensation which will not be subject to the $1 million limitation. For the present, the Compensation Committee has decided not to take any other action to limit or restructure the other elements of the compensation package payable to the Company's executive officers.
The Compensation Committee will reconsider this decision in the future should the non-performance-based compensation of any executive officer significantly exceed the $1 million level.


     Members of the Compensation Committee


  Walter B. Reinhold, Chairman

  Kazuto Kojima

  George R. Packard

  J. Sidney Webb



                 COMPANY STOCK PRICE PERFORMANCE

    The following graph shows a five-year comparison of cumulative total stockholder returns for the Company, the Standard & Poor's 500 Stock Index and the Standard & Poor's
Computer Systems Index from December 31, 1990 through December
31, 1995:


                             [GRAPH]





                                        Fiscal Year Ending
                                        ------------------

                                   1990         1991        1992        1993        1994        1995
                                   ----         ----        ----        ----        ----        ----
Amdahl                             $100         $112         $52         $43         $80         $62
S&P 500                            $100         $130        $140        $155        $157        $215
S&P Computer Systems               $100          $89         $65         $68         $87        $116

    Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, or the Securities Exchange Act of 1934 that might incorporate future filings made by the Company under those statutes, including this Proxy Statement, the preceding Compensation Committee Report on Executive Compensation and the preceding Company Stock Price Performance graph shall not be incorporated by reference into any such filings; nor shall such report or graph be incorporated by reference into any future filings made by the Company under those statutes.


                   LOANS TO EXECUTIVE OFFICERS

    Amdahl makes available loans to certain officers under its Officer Loan Program for the acquisition of shares under the Company's outstanding employee stock options or for the payment of tax obligations incurred in connection with the acquisition of these shares or restricted shares. These loans may not be outstanding for more than 120 months and bear interest at the applicable federal rate. Loans are secured by common stock valued at 150 percent of the principal balance.

    In 1995, the Company extended a mortgage loan to Mr. Carabetta, secured by a second deed of trust on his primary residence, in the amount of $150,000. The loan bears interest at 6.83%, compounded annually, and the principal balance plus the accrued interest is due and payable on June 7, 2001, except to the extent previously forgiven or paid. Under the terms of the note (i) $25,000 of principal and the then accrued interest is forgiven on June 7 of each year, beginning in 1996, if Mr. Carabetta is not in default and the note has not been accelerated; (ii) the note may be accelerated if Mr. Carabetta's employment is terminated for any reason other than by agreement with the Company, if he fails to make a payment under the note, if he breaches the terms of the second deed of trust or if the property securing the loan is sold; (iii) the note will be accelerated in the event of Mr. Carabetta's bankruptcy; and (iv) the note will be forgiven in the event Mr. Carabetta's employment is terminated by agreement between Mr. Carabetta and Amdahl.

    In 1993, the Company extended to Mr. Cavalier a loan for $400,000, for the purpose of assisting him with his relocation to Dallas, Texas, the headquarters of Antares Alliance Group ("Antares"), of which Mr. Cavalier is President and Chief Executive Officer. The note bears interest at 5.32%, compounded annually, and the principal balance plus accrued interest is payable on January 31, 2002, except to the extent previously forgiven or paid. Under the terms of the note (i) Mr. Cavalier is required to maintain a life insurance policy on his life naming Amdahl as a beneficiary and in an amount equal to the unpaid principal amount of the note; (ii) $25,000 plus one-half of the then accrued interest is forgiven on January 31 of each year, beginning in 1995, if Mr. Cavalier is not in default and the note has not been accelerated; (iii) $25,000 plus one-half of the then accrued interest is payable on January 31 of each year, beginning in 1995, with up to one-half of Mr. Cavalier's bonus to be applied toward such payment; (iv) the note may be accelerated if Mr. Cavalier is terminated for cause or for other reasons not involving a change in control of Antares or a change in the policies of Amdahl or Antares; and (v) the note will be accelerated in the event of Mr. Cavalier's bankruptcy.

    In 1995, the Company extended to Mr. Grodhaus a mortgage loan, secured by a second deed of trust on his primary residence, in the amount of $300,000. The loan bears interest at 6.31%, compounded annually, and the principal balance plus accrued interest is due and payable on October 9, 2002, except to the extent previously forgiven or paid. Under the terms of the note
(i) one-half of the principal, plus the accrued interest thereon, will be paid in seven annual installments by Mr. Grodhaus on October 9 of each year; (ii) one-half of the principal, plus the accrued interest thereon, will be forgiven in five annual installments on October 9 of each year, if Mr. Grodhaus is not in default and the note has not been accelerated; (iii) the note may be accelerated if Mr. Grodhaus's employment is terminated for any reason, if he fails to make a payment under the note, if he breaches the terms of the second deed of trust or if the property securing the loan is sold; and (iv) the note will be accelerated in the event of Mr. Grodhaus's bankruptcy.

    In 1994, the Company extended to Mr. Ryan a mortgage loan, secured by a second deed of trust on his primary residence, in the amount of $300,000. The loan bears interest at 7.05%, compounded annually, and the principal balance plus accrued interest is due and payable on September 26, 2000, except to the extent previously forgiven or paid. Under the terms of the note
(i) accrued interest is payable each quarter, commencing January 15, 1995; (ii) $50,000 of principal is forgiven on September 26 of each year, beginning in 1995, if Mr. Ryan is not in default and the note has not been accelerated; (iii) the note may be accelerated if Mr. Ryan's employment is terminated for any reason, if he fails to make a payment under the note, if he breaches the terms of the second deed of trust or if the property securing the loan is sold; and (iv) the note will be accelerated in the event of Mr. Ryan's bankruptcy.

    The Company has extended loans of more than $60,000 to the following individuals who were executive officers during the last fiscal year. Except for the loans to Messrs. Carabetta, Cavalier, Grodhaus and Ryan described above, the loans on the table below were extended under the Officer Loan Program:

                                Maximum Amount                Amount
                                Loaned Since                  Outstanding on
Name                            December 30, 1994             March 4,1996
----                            -----------------             ------------
Michael R. Carabetta            $159,474.34                   $159,474.34
John C. Cavalier                $378,473.47                   $301,463.00
Gregory R. Grodhaus             $307,729.75                   $307,729.75
Orval J. Nutt                   $130,694.77                            $0
Anthony M. Pozos                $185,755.47                   $185,755.47
Bruce J. Ryan                   $313,963.49                   $261,334.58
E. Joseph Zemke                 $157,662.23                   $156,853.79


              AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN


     The Company's stockholders are being asked to approve an amendment, adopted by the Board of Directors on February 8, 1996, to the Amdahl Corporation Employee Stock Purchase Plan (the "Purchase Plan") to increase the number of shares of common stock issuable under the Purchase Plan by an additional 5,000,000 shares.

     The Purchase Plan was restated in its entirety by the Board on January 26, 1995, and the restatement was subsequently approved by the stockholders at the 1995 Annual Stockholders Meeting. The purpose of the restated Purchase Plan is to provide eligible employees of the Company and its participating subsidiaries with the opportunity to acquire a proprietary interest in the Company.

     The following is a summary of the principal features of the Purchase Plan as restated in 1995 and as recently amended by the Board. The summary, however, does not purport to be a complete description of all the provisions of the Purchase Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request of the Corporate Secretary at the Company's principal executive office in Sunnyvale, California.

Share Reserve

     Including the share increase which the stockholders are being asked to approve under this Proposal, 6,634,594 shares of common stock are currently reserved for issuance under the Purchase Plan.

     In the event any change is made to the outstanding shares of common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to
(i) the maximum number and/or class of securities issuable under the Purchase Plan, including the number issuable per participant on any one purchase date; (ii) the class and number of securities subject to each outstanding purchase right; and (iii) the purchase price payable per share."

Administration

     The Purchase Plan is administered by the Compensation
Committee of the Board. Such committee, as Plan Administrator, has full authority to adopt administrative rules and procedures and to interpret the provisions of the Purchase Plan. All costs and expenses incurred in plan administration will be paid by the Company without charge to participants.

Offering Periods and Purchase Periods

     The Purchase Plan operates with a series of successive offering periods, each with a maximum duration [not to exceed twenty-four (24) months] designated by the Plan Administrator prior to the start date. The current offering period under the Purchase Plan will run from January 27, 1996 to April 26, 1996, and the next offering period will commence on April 27, 1996.

      Each offering period is comprised of one or more purchase periods of such duration [not to be less than three (3) months] as determined by the Plan Administrator prior to the start date of the offering period. Each offering period under the Purchase Plan currently consists of a single purchase period, and the offering periods will accordingly commence on the Saturday following the last Friday of January, April, July and October each year, and end on the last Friday of April, July, October and January, respectively.

      Should the Plan Administrator implement an offering period which is to include two or more successive purchase periods, then the following special feature will be in effect under the Purchase Plan. In the event the fair market value per share of common stock on any purchase date within that offering period is less than the fair market value per share of common stock on the start date of that offering period, then the offering period will immediately terminate upon the purchase of common stock on such purchase date, and a new offering period will commence on the next business day. The duration of that new offering period will be established by the Plan Administrator within five (5) business days thereafter.

Eligibility

      Any individual who customarily works for more than twenty (20) hours per week for more than five (5) months per calendar year in the employ of the Company or any participating affiliate will become eligible to participate in an offering period under the Purchase Plan on the start date of any purchase period (within that offering period) beginning on or after such individual's completion of the minimum service requirement established by the Plan Administrator as a condition for participation in that offering period. Currently an individual must have been employed for one full year prior to his or her entry into an offering period. The date such individual enters the offering period will be designated his or her Entry Date for that offering period.

      Participating affiliates include any parent or subsidiary corporations of the Company, whether now existing or hereafter organized, which elect, with the approval of the Plan
Administrator, to extend the benefits of the Purchase Plan to their eligible employees.

      As of March 4, 1996, approximately 4,700 employees, including 15 executive officers, were eligible to participate in the Purchase Plan.

Purchase Provisions

      The participant will have a separate purchase right for each offering period in which he or she participates. The purchase right will be granted on his or her Entry Date into that offering period and will be automatically exercised on the last business day of each purchase period within that offering period on which the participant remains an eligible employee.

      Each participant may elect payroll deductions in any multiple of 1% of his or her eligible earnings to the maximum percentage, not to exceed 10%, as authorized by the Plan Administrator for the offering period. Currently participants may elect payroll deductions of 2%, 4% or 6% of their eligible earnings. Eligible earnings may include not only the participant's base salary but also, at the Plan Administrator's discretion, bonuses, overtime payments, commissions and other cash incentive payments. On the last business day of each purchase period, the accumulated payroll deductions of each participant will automatically be applied to the purchase of whole shares of common stock at the purchase price in effect for that purchase period. However, no participant may, on any one purchase date within the offering period, purchase more than the maximum number of shares of common stock which the Plan Administrator establishes as the per participant limitation prior to the start of that offering period. Until designated otherwise by the Plan Administrator, the maximum number of shares of common stock purchasable per participant on any one purchase date will be limited to 1,000 shares.

Purchase Price

      The purchase price per share at which the common stock will be purchased on the participant's behalf on each purchase date within the offering period will be equal to eighty-five percent (85%) of the lower of (i) the fair market value per share of common stock on the participant's Entry Date into that offering period or (ii) the fair market value per share of common stock on the purchase date. However, for each participant whose Entry Date is other than the start date of the offering period, the clause (i) amount will not be less than the fair market value per share of common stock on the start date of that offering period.

Valuation

      The fair market value of the common stock on any relevant date will be the mean of the highest and lowest quoted trading prices of the common stock on such date on the principal exchange on which the common stock is then listed or admitted to trading, as such prices are officially quoted by the composite tape of transactions on the exchange. On March 4, 1996, the fair market value per share of common stock was $8.78125.

Special Limitations

      The Purchase Plan imposes certain limitations upon a participant's rights to acquire common stock, including the following limitations:

    (i) No purchase right may be granted to any individual who owns stock (including stock purchasable under any outstanding purchase right) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates.

    (ii) No purchase right granted to a participant may permit such individual to purchase common stock at a rate greater than $25,000 worth of such common stock (valued at the time such purchase right is granted) for each calendar year the purchase right remains outstanding at any time.


Termination of Purchase Rights

       The participant's purchase right will immediately terminate upon his or her loss of eligible employee status or his or her affirmative withdrawal from the offering period. A participant who elects to withdraw from the offering period may have his or her payroll deductions for the current purchase period either refunded or applied to the purchase of common stock at the end of that period. A participant who ceases to be an eligible employee will receive an immediate refund of his or her payroll deductions for the purchase period in which such loss of eligibility status occurs.

Stockholder Rights

       No participant will have any stockholder rights with respect to the shares of common stock covered by his or her purchase right until the shares are actually purchased on the participant's behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

Assignability

       Purchase rights will not be assignable or transferable by the participant and will be exercisable only by the participant.

Corporate Transaction

       Should the Company be acquired by merger or asset sale during an offering period, all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such acquisition. The purchase price will be 85% of the lesser of (i) the fair market value per share of common stock on the participant's Entry Date into that offering period or (ii) the fair market value per share of common stock immediately prior to such acquisition. However, the clause (i) amount will not, for any participant whose Entry Date for the offering period is other than the start date of that offering period, be less than the fair market value per share of common stock on such start date.

Amendment and Termination

       The Purchase Plan will terminate upon the earlier to occur of
(i) the date on which all available shares are issued or (ii) the date on which all outstanding purchase rights are exercised in connection with an acquisition of the Company.

       The Board may at any time alter, suspend or discontinue the Purchase Plan. However, the Board may not, without stockholder approval, (i) materially increase the number of shares issuable under the Purchase Plan, except in connection with certain changes in the Company's capital structure, (ii) alter the purchase price formula so as to reduce the purchase price, (iii) materially increase the benefits accruing to participants or (iv) materially modify the requirements for eligibility to participate in the Purchase Plan.


                      Federal Tax Consequences


       The Purchase Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Purchase Plan or in the event the participant should die while still owning the purchased shares.

       If a participant sells or otherwise disposes of shares purchased under the Purchase Plan within two (2) years after the participant's Entry Date into the offering period in which the shares were acquired or within one (1) year of the actual purchase date of the shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess.

       If the participant sells or disposes of the purchased shares more than two (2) years after the participant's Entry Date into the offering period in which the shares were acquired and more than one
(1) year after the actual purchase date of the shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) 15% of the fair market value of the shares on the participant's Entry Date into the offering period in which the shares were acquired, any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to an income tax deduction with respect to such disposition.

       If the participant still owns the purchased shares at the time of death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) 15% of the fair market value of the shares on the participant's Entry Date into the offering period in which those shares were acquired will constitute ordinary income in the year of death.


                        Accounting Treatment


       Under current accounting rules, the issuance of shares of common stock under the Purchase Plan will not result in a compensation expense chargeable against the Company's reported earnings. However, new FASB Release 123 will require footnote disclosure to the Company's financial statements indicating the impact which the purchase rights granted under the Purchase Plan would have upon the Company's reported earnings were the value of those rights at the time of grant treated as compensation expense.


                        Stockholder Approval


       The affirmative vote of a majority of the shares of common stock of the Company present or represented and entitled to vote at the 1996 Annual Meeting is required for approval of the 5,000,000
share increase to the Purchase Plan.   Should such stockholder
approval not be obtained, then the 5,000,000 share increase to the restated Purchase Plan will not be implemented, and no purchase rights will be granted under the Purchase Plan on the basis of that
increase.   However, the Purchase Plan as in existence prior to
such share increase will remain in effect, and purchase rights will continue to be granted, and stock issuances will continue to be made, under the Purchase Plan until the available reserve of common stock under the Plan as last approved by the stockholders is issued.

       The Board of Directors recommends that the stockholders vote FOR the approval of the share increase to the Purchase Plan. The Board believes that it is in the best interests of the Company to maintain an equity incentive program which will allow the Company's employees to acquire a proprietary interest in the Company and thereby encourage such individuals to remain in the Company's service and more closely align their interests with those of the stockholders.


                            Plan Benefits


       The table below shows, as to each of the named executive officers and the various indicated groups, the following information with respect to transactions under the Company's Purchase Plan effected during the period from October 29, 1994 to January 26, 1996: (i) the number of shares of common stock purchased under the Purchase Plan during that period and (ii) the weighted average purchase price paid per share of common stock in connection with such purchases.

                                    Number of       Weighted
                                    Shares          Average
Name                                Purchased       Purchase Price
----                                ---------       --------------
E. Joseph Zemke                     -0-                        N/A

John C. Lewis                       3,744                  $8.0797

David L. Anderson                   3,315                  $8.0800

Bruce J. Ryan                       1,381                  $7.0588

David B. Wright                     3,723                  $8.0929


All current participating executive officers as a group
  (6 persons)                      18,856                  $7.4789

All participating employees, including current officers
  who are not executive officers, as
  a group (approximately 1,215 persons)
                                  791,252                  $7.9643

     No purchase rights have been granted, and no shares have been issued, under the Purchase Plan on the basis of the 5,000,000 share increase for which stockholder approval is sought under this Proposal.


   RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS


     The Audit Committee of the Board of Directors has recommended that Arthur Andersen LLP, independent public accountants for Amdahl during fiscal year 1995, serve in the same capacity for the current fiscal year. A resolution will be presented at the meeting to ratify the Board of Directors' selection of Arthur Andersen LLP as independent public accountants to audit the accounts and records of Amdahl for the fiscal year ending December 27, 1996 and to perform other appropriate services.

     Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting to make a statement if they desire and to respond to appropriate questions.

     The Board of Directors recommends a vote FOR ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants.


                      STOCKHOLDER PROPOSALS


     Stockholder Proposal Relating to a Nominating Committee
                    of the Board of Directors


     The Company has been advised that the New York City Employees' Retirement System ("Proponent"), which owns 220,090 shares of Amdahl common stock, will introduce a proposal at the 1996 Annual Meeting. The address of the Proponent is: The City of New York, Office of the Comptroller, 1 Centre Street, New York, NY 10007-2341. The proposal is as follows:

       WHEREAS, the board of directors is meant to be an independent body elected by shareholders and charged by law and shareholders with the duty, authority and responsibility to formulate and direct corporate policies, and

       WHEREAS, this company has provided that the board may designate from among its members one or more committees, each of which, to the extent allowed, shall have certain designated authority, and

       WHEREAS, we believe that directors independent of management are best qualified to act in the interest of shareholders and can take steps necessary to seek, nominate and present new directors to shareholders, and

       WHEREAS, we believe the selection of new directors is an area in which inside directors may have a conflict of interest with shareholders, and

       WHEREAS, we believe that an increased role for the independent directors would help our company improve its long-term financial condition, stock performance and ability to compete,

       NOW THEREFORE BE IT RESOLVED THAT: the shareholders request the company establish a Nominating Committee to recommend candidates to stand for election to the board of directors. The Committee shall be composed solely of independent directors. For these purposes, an independent director is one who: (1) has not been employed by the company or an affiliate in an executive capacity within the last five years; (2) is not a member of a company that is one of this company's paid advisors or consultants; (3) is not employed by a significant customer or supplier; (4) is not remunerated by the company for personal services (consisting of legal, accounting, investment banking, and management consulting services (whether or not as an employee) for a corporation, division, or similar organization that actually provides the personal services, nor an entity from which the company derives more than 50 percent of its gross revenues); (5) is not employed by a tax-exempt organization that receives significant contributions from the company; (6) is not a relative of the management of the company; and (7) is not part of an interlocking directorate in which the CEO or other executive officers of the corporation serves on the board of another corporation that employs the director.


Proponent's Statement of Support is as follows:

  As long-term shareholders we are concerned about our company's prospects for profitable growth. This proposal is intended to strengthen the process by which nominees are selected. We believe that this will strengthen the board of directors in its role of advising, overseeing and evaluating management.

  The proponent urges you to vote FOR this proposal.

Amdahl's Position

  Amdahl's Board of Directors has established a Nominating Committee to recommend to the Board candidates to stand for election to the Board of Directors. The Nominating Committee is and in the future shall be composed solely of outside directors. An outside director is one who (i) has not been employed by the Company in an executive capacity within the last five years; (ii) is not an employee or director of a company that is one of this Company's paid advisors or consultants; (iii) is not remunerated by the Company for personal services (consisting of legal, accounting, investment banking and management consulting services); (iv) is not employed by a tax-exempt organization that receives significant contributions from the Company; (v) is not a relative of the management of the Company; and (vi) is not part of an interlocking directorate in which the CEO or other executive officers of the Company serves on the board of another corporation that employs the director.

  The Company's definition of "outside director" is essentially the same as Proponent's definition of "independent director", except that the Company does not prohibit persons who have been or are employed by an affiliate from serving on the Nominating Committee, and the Company's characterization of "personal services" is slightly different from Proponent's characterization, which the Company believes is confusing.

  The Company feels that its Nominating Committee membership requirements will ensure that the objectives sought by Proponent in its proposal will be met. Proponent's proposal, however, with its more restrictive definition of "independent director," could prevent the Company from utilizing the very resources that are most helpful in ensuring that the best qualified candidates are nominated. For example, Fujitsu Limited, a major stockholder in Amdahl (approximately 43%), has years of experience and many valuable contacts in the computer industry, and has played an important role in the director nominating process. Yet, under Proponent's proposal, none of Fujitsu's representatives on the Board could be members of the Nominating Committee or participate in this selection process. This would essentially remove a major stockholder from any meaningful participation in this process. The result would conflict with Proponent's stated goal of giving more control over the process to the Stockholders.

  Therefore, the Board of Directors recommends a vote AGAINST this proposal.

                   FUTURE STOCKHOLDER PROPOSALS


  Amdahl must receive stockholder proposals intended to be considered at the 1997 Annual Meeting no later than November 22, 1996. These proposals may be included in next year's Proxy Statement if they comply with applicable regulations under the Securities Exchange Act of 1934.


                    INCORPORATION BY REFERENCE


  According to the provisions of Schedule 14A under the Securities Exchange Act of 1934, the following document or portion thereof is incorporated by reference:

    "Executive Officers of Amdahl" from  Part 1 of the
    Company's Annual Report on Form 10-K for the fiscal year ended December 29, 1995.


  The Board of Directors knows of no other matters that may be presented for stockholder action at the meeting. However, if other matters do properly come before the meeting, the persons named in the proxies will vote them according to their best judgment.


By Order of the Board of Directors

/s/ Bruce J. Ryan




BRUCE J. RYAN
Executive Vice President, Chief Financial Officer and Corporate Secretary

March 21, 1996

                        AMDAHL CORPORATION

                   EMPLOYEE STOCK PURCHASE PLAN

(Restated Effective July 29, 1995 and Amended February 8, 1996)



I.   PURPOSE OF THE PLAN

     This Restated Employee Stock Purchase Plan (the "Plan") is intended to promote the interests of Amdahl Corporation by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll-deduction based employee stock purchase plan designed to qualify under Section 423 of the Code.

     Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

II.  ADMINISTRATION OF THE PLAN

     The Compensation Committee of the Board in its capacity as Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for proper administration of the Plan as it may deem necessary or appropriate. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

III. STOCK SUBJECT TO PLAN

     A. The stock purchasable under the Plan shall be shares of the Company's authorized but unissued or reacquired common stock, par value of $.05 per share, including shares of common stock purchased on the open market. As of March 4, 1996, the maximum number of shares of common stock which may be issued over the remaining term of the Plan shall not exceed 6,634,594 shares*.

___________________

* Adjusted to reflect the 5,000,000 share increase adopted by the Board on February 8, 1996, subject to stockholder approval at the 1996 Annual Meeting.

     B. Should any change be made to the common stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding common stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

IV.  OFFERING PERIODS

     A. Shares of common stock shall be offered for purchase under the Plan through a series of successive offering periods until such time as (i) the maximum number of shares of common stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

     B. Each offering period under the Plan shall be of such duration (not to exceed twenty-four (24) months) as determined by the Plan Administrator prior to the start date. The initial offering period pursuant to this restatement shall commence on the Effective Date and terminate on October 27, 1995; the next offering period shall commence on October 28, 1995; and subsequent offering periods shall commence as designated by the Plan Administrator.

     C. Each offering period shall be comprised of one or more Purchase Periods, each of a duration (not less than three (3) months) determined by the Plan Administrator prior to the start date of that offering period. Until otherwise designated by the Plan Administrator, Purchase Periods shall start on the Saturday following the last Friday of January, April, July and October each year and shall end on the last Friday of April, July, October and January, respectively. The first Purchase Period pursuant to this restatement shall begin on the Effective Date and terminate on October 27, 1995.

     D. Should the Plan Administrator implement an offering period which includes two or more Purchase Periods, then the following special provision shall be in effect for that offering period:

          In the event the Fair Market Value per share of common stock on any Purchase Date within that offering period is less than the Fair Market Value per share of common stock on the start date of that offering period, then that offering period shall automatically terminate immediately with the purchase of shares of common stock on such Purchase Date, and a new offering period shall commence on the next business day following such Purchase Date. The duration of that new offering period shall be established by the Plan
     Administrator within five (5) business days following the start date.

     E. Under no circumstances shall any offering period commence under the Plan, nor shall any shares of common stock be issued hereunder, until such time as (i) the Plan shall have been approved by the Corporation's stockholders and (ii) the Corporation shall have complied with all applicable requirements of the Securities Act, all applicable listing requirements of the securities exchange on which shares of the common stock are listed for trading and all other applicable statutory and regulatory requirements.

V.   ELIGIBILITY

     A. Each Eligible Employee shall be eligible to enter an offering period under the Plan on the start date of any Purchase Period (within that offering period) which begins on or after his or her completion of any minimum service period established by the Plan Administrator as a condition to participation in that offering period, provided he or she remains an Eligible Employee on such start date. The date such individual enters the offering period shall be designated his or her Entry Date for purposes of that offering period.

     B. To participate in the Plan for a particular offering period, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a Participation
Form) and file such forms with the Plan Administrator (or its designate) at least two weeks prior to his or her scheduled Entry Date. However, each individual who is a Participant in an offering period on the date such offering period terminates pursuant to Section IV.D shall automatically be enrolled in the new offering period which commences immediately after such termination date, provided the Participant is an Eligible Employee on the start date of that new offering period. Such start date shall be the Participant's Entry Date for the new offering period.

VI.  PAYROLL DEDUCTIONS

     A. The payroll deduction authorized by the Participant for purposes of acquiring shares of common stock under the Plan may be any multiple of one percent (1%) of the Participant's Eligible Earnings during each Purchase Period within that offering period, up to the maximum percentage established by the Plan Administrator prior to the start of such offering period, but in no event more than ten percent (10%). The deduction rate so authorized shall continue in effect for the remainder of the offering period, except to the extent such rate is changed in accordance with the following guidelines:

           (i) The Participant may, at any time during the offering period, reduce his or her rate of payroll deduction to become effective as soon as possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per Purchase Period.

           (ii) The Participant may, at least two weeks prior to the commencement of any new Purchase Period within the offering period, increase the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed the prescribed maximum for that offering period) shall become effective as of the start date of the Purchase Period following the filing of such form.

     B. Payroll deductions shall begin on the first pay day following the Participant's Entry Date into the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that offering period. The amounts so collected shall be credited to the Participant's book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

     C. Payroll deductions shall automatically cease upon the termination of the Participant's purchase right in accordance with the provisions of the Plan.

     D. The Participant's acquisition of common stock under the Plan on any Purchase Date shall neither limit, except to the extent limited pursuant to Section VIII, nor require the Participant's acquisition of common stock on any subsequent Purchase Date, whether within the same or a different offering period.

VII. PURCHASE RIGHTS

     A. GRANT OF PURCHASE RIGHT. A Participant shall be granted a separate purchase right for each offering period in which he or she participates. The purchase right shall be granted on the Participant's Entry Date into the offering period and shall provide the Participant with the right to purchase shares of common stock, upon the terms and conditions set forth below, in one or more installments over the remainder of such offering period. The Participant shall execute a Participation Form embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

     Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code
Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

     B. EXERCISE OF THE PURCHASE RIGHT. Each purchase right shall be automatically exercised in one or more installments on each Purchase Date within the offering period, and shares of common stock shall accordingly be purchased on behalf of each Participant (other than any Participant whose payroll deductions have previously been refunded in accordance with the Termination of Purchase Right provisions below) on each such Purchase Date. The purchase shall be effected by applying the Participant's payroll deductions for the Purchase Period ending on such Purchase Date (together with any carryover deductions from the preceding Purchase Period) to the purchase of whole shares of common stock (subject to the limitation on the maximum number of shares purchasable per Participant on any one Purchase Date) at the purchase price in effect for the Participant for that Purchase Date.

     C. PURCHASE PRICE. The purchase price per share at which common stock will be purchased on the Participant's behalf on each Purchase Date within the offering period shall be equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of common stock on the Participant's Entry Date into that offering period or (ii) the Fair Market Value per share of common stock on that Purchase Date. However, for each Participant whose Entry Date is other than the start date of the offering period, the clause (i) amount shall in no event be less than the Fair Market Value per share of common stock on the start date of that offering period.

     D. NUMBER OF PURCHASABLE SHARES. The number of shares of common stock purchasable by a Participant on each Purchase Date during the offering period shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Period ending with that Purchase Date (together with any carryover deductions from the preceding Purchase Period) by the purchase price in effect for the Participant for that Purchase Date. However, the number of shares of common stock purchasable per Participant on any one Purchase Date shall not exceed the limit set forth in Section VIII or the maximum number designated by the Plan Administrator for that Purchase Date prior to the start date of the offering period in which such Purchase Date occurs, subject to periodic adjustments in the event of certain changes in the Corporation's capitalization. Until otherwise designated by the Plan Administrator, the maximum number of shares of common stock purchasable per Participant on any one Purchase Date shall be limited to one thousand (1,000) shares.

     E. EXCESS PAYROLL DEDUCTIONS. Any payroll deductions not applied to the purchase of shares of common stock on any Purchase Date because they are not sufficient to purchase a whole share of common stock shall be held for the purchase of common stock on the next Purchase Date. However, any payroll deductions not applied to the purchase of common stock by reason of the limitation on the maximum number of shares purchasable by the Participant on the Purchase Date shall be refunded.

     F. TERMINATION OF PURCHASE RIGHT. The following provisions shall govern the termination of outstanding purchase rights:

           (i) A Participant may, at any time at least two weeks prior to the commencement of any new Purchase Date in the offering period, terminate his or her outstanding purchase right by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to the terminated purchase right. Any payroll deductions collected during the Purchase Period termination occurs shall, at the Participant's election, be refunded or held for the purchase of shares on the next Purchase Date. If no such election is made at the time such purchase right is terminated, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible.

          (ii) The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the offering period for which the terminated purchase right was granted. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan by filing a Participation Form at least two weeks prior to the commencement of any new Purchase Period within that offering period.

          (iii) Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant's payroll deductions for the Purchase Period in which the purchase right so terminates shall be immediately refunded. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the election, exercisable until two weeks prior to the last business day of the Purchase Period in which such leave commences, to (a) withdraw all the funds in the Participant's payroll account at the time of the commencement of such leave or (b) have such funds held for the purchase of shares at the end of such Purchase Period. In no event, however, shall any further payroll deductions be added to the Participant's account during such unpaid leave. Upon the Participant's return to active service, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began.

     G. CORPORATE TRANSACTION. Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Corporate Transaction, by applying the payroll deductions of each Participant for the Purchase Period in which such Corporate Transaction occurs to the purchase of whole shares of common stock at a purchase price per share equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of common stock on the Participant's Entry Date into the offering period in which such Corporate Transaction occurs or (ii) the Fair Market Value per share of common stock immediately prior to the effective date of such Corporate Transaction. However, the applicable limitation on the number of shares purchasable per Participant shall continue to apply to any such purchase, and the clause (i) amount above shall not, for any Participant whose Entry Date for the offering period is other than the start date of that offering period, be less than the Fair Market Value per share of common stock on such start date.

     The Corporation shall use its best efforts to provide at least ten (10)-days prior written notice of the occurrence of any Corporate Transaction, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Corporate Transaction.

     H. PRORATION OF PURCHASE RIGHTS. Should the total number of shares of common stock which are to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the common stock pro-rated to such individual, shall be refunded.

     I. ASSIGNABILITY. During the Participant's lifetime, the purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

     J. STOCKHOLDER RIGHTS. A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant's behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

     A Participant shall be entitled to receive, as soon as practicable after each Purchase Date, a stock certificate for the number of shares purchased on the Participant's behalf. Such certificate may, upon the Participant's request, be issued in the names of the Participant and his or her spouse as community property or as joint tenants with right of survivorship. Alternatively, the Participant may request the issuance of such certificate in "street name" for immediate deposit in a designated brokerage account.

VIII.     ACCRUAL LIMITATIONS

     A. No Participant shall be entitled to accrue rights to acquire common stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase common stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value of such stock on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

     B. For purposes of applying such accrual limitations, the following provisions shall be in effect:

          (i) The right to acquire common stock under each outstanding purchase right shall accrue in one or more installments on each successive Purchase Date during the offering period on which such right remains outstanding; and

          (ii) No right to acquire common stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire common stock under one (1) or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000) worth of common stock, determined on the basis of the Fair Market Value of such stock on the date or dates of grant (Entry Date), for each calendar year such rights were at any time outstanding.

     C. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Period, then the payroll deductions which the Participant made during that Purchase Period with respect to such purchase right shall be refunded.

     D. In the event there is any conflict between the provisions of this Article VIII and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this
Article VIII shall be controlling.

IX.  EFFECTIVE DATE AND TERM OF THE PLAN

     A. The Plan became effective on June 28, 1980. At the 1984, 1986 and 1992 Annual Meetings, the Corporation's stockholders approved 1,000,000, 500,000 and 5,000,000 share increases, respectively, in the number of shares of common stock authorized for issuance over the term of the Plan. The stockholders are being asked to approve an additional 5,000,000 share increase at the 1996 Annual Meeting.

     B. On January 26, 1995 the Board approved and at the 1995 Annual Meeting the stockholders approved this restatement of the Plan which became effective on July 29, 1995. This restatement provides the Plan Administrator with more flexibility in structuring the offering periods and purchase intervals in effect under the Plan and in establishing the rights and limitations governing plan participation. In the event stockholder approval is not obtained at the 1995 Annual Meeting, the Plan will continue in full force and effect in accordance with the terms and provisions in effect immediately prior this restatement.

     C. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (ii) the date on which all purchase rights are exercised in connection with a Corporate Transaction. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following its termination.

X.   AMENDMENT OF THE PLAN

     The Board may alter, amend, suspend or discontinue the Plan at any time to become effective immediately following the close of any Purchase Period. However, the Board may not, without the approval of the Corporation's stockholders, (i) materially increase the number of shares of common stock issuable under the Plan or the maximum number of shares purchasable per Participant on any one Purchase Date, except for permissible adjustments in the event of certain changes in the Corporation's capitalization,
(ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of common stock purchasable under the Plan, or (iii) materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan.

XI.  GENERAL PROVISIONS

     A. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation.

     B. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's employment at any time for any reason, with or without cause.

     C. The provisions of the Plan shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

XII. DISPOSITION OF SHARES

     A. The Plan Administrator may, in its absolute discretion, impose, as a condition to the issuance of the shares of common stock purchased under the Plan, the requirement that each Participant provide the Corporation with prompt notice of any transfer or other disposition of those shares which is effected within two (2) years after Participant's Entry Date into the offering period in which the shares were purchased or within one year after the Purchase Date on which those shares were in fact purchased. The Plan Administrator may further require the certificate evidencing such shares to be endorsed with a legend indicating the existence of such notice requirement and impose appropriate stop transfer orders with respect to such certificate in the absence of such notice.

     B. The Corporation shall not record on its books of record any transfer or other disposition of the shares of common stock issued under the Plan which is not effected in compliance with the foregoing notice requirement. Moreover, the Corporation may impose, as a condition to the recordation of such transfer or disposition, the requirement that the Participant satisfy all federal, state and local income and employment tax withholding obligations applicable to such transfer or disposition.

                            Schedule A

           Corporations Eligible to Participate in the
                   Employee Stock Purchase Plan
                     As of the Effective Date


                        Amdahl Corporation

                Amdahl Federal Service Corporation

                  Amdahl Australia Pty., Limited

            Amdahl Computersysteme Gesellschaft m.b.H.

                       Amdahl Belgium S.A.

                      Amdahl Ireland Limited

                      Amdahl Canada Limited

               Amdahl Danmark Computer Systems A/S

                        Amdahl France S.A.

                     Amdahl Deutschland GmbH

        Amdahl International Corporation, Hong Kong Branch

                       Amdahl Italia S.p.A.

                      Amdahl Nederland B.V.

       Amdahl International Corporation, New Zealand Branch

                         Amdahl Norge A/S

      Amdahl International Corporation, sucursal em Portugal

        Amdahl International Corporation, Singapore Branch

           Amdahl Computer Systems, Sucursal en Espana

     Amdahl International Corporation U.S.A., filial, Sverige

                       Amdahl (Schweiz) AG

      Amdahl Pacific Basin Operations, Inc. Thailand Branch

                      Amdahl (U.K.) Limited

                             APPENDIX


     The following definitions shall be in effect under the Plan:

     A.   BOARD shall mean the Corporation's Board of Directors.

     B. CODE shall mean the Internal Revenue Code of 1986, as amended.

     C. CORPORATE AFFILIATE shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424), whether now existing or subsequently established.

     D. CORPORATE TRANSACTION shall mean either of the following stockholder approved transactions to which the Corporation is a party:

          (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

          (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation.

     E. CORPORATION shall mean Amdahl Corporation, a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Amdahl Corporation, which shall by appropriate action adopt the Plan.

     F.   EFFECTIVE DATE shall mean July 29, 1995.  Any Corporate
Affiliate which becomes a Participating Corporation after such Effective Date shall designate a subsequent Effective Date with respect to its employee-Participants.

     G. ELIGIBLE EARNINGS shall mean the regular base salary paid to a Participant by one or more Participating Companies during such individual's period of participation in the Plan, plus (i) any commissions paid to the Participant which serve as base salary equivalents and (ii) any pre-tax contributions made by the Participant to any Code section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate
Affiliate. Prior to the start date of any offering period, the Plan Administrator may determine that the Eligible Earnings for that offering period shall also include each of the following items of compensation: all overtime payments, bonuses, commissions (other than those functioning as base salary equivalents), profit-sharing distributions and other incentive-type payments paid to a Participant by one or more Participating Companies. In no event, however, shall any contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Participant's behalf by the Corporation or any Corporate
Affiliate under any employee benefit or welfare plan now or hereafter established be included as Eligible Earnings.

     H. ELIGIBLE EMPLOYEE shall mean any person who is engaged, on a regularly-scheduled basis of more than twenty (20) hours per week for more than five (5) months per calendar year, in the rendition of personal services to any Participating Corporation as an employee for earnings considered wages under Code Section 3401(a).

     I. ENTRY DATE shall mean the date an Eligible Employee first commences participation in the offering period in effect under the Plan. The earliest Entry Date under the Plan shall be the Effective Date.

     J. FAIR MARKET VALUE per share of common stock on any relevant date shall be the mean between the highest and lowest quoted trading prices per share on such date on the principal exchange on which the common stock is then listed or admitted to trading, as such prices are officially quoted by the composite tape of transactions on the exchange. If there are no reported sales for such date, then the mean of the highest and lowest quoted trading prices for the last previous date for which such quotations exist will determine the Fair Market Value.

     K. PARTICIPANT shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

     L. PARTICIPATING CORPORATION shall mean the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Plan Administrator to extend the benefits of the Plan to their Eligible Employees. The Participating Corporations in the Plan as of the Effective Date are listed in attached Schedule A.

     M.   PLAN shall mean the Corporation's Restated Employee
Stock Purchase Plan, as set forth in this document.

     N.   PLAN ADMINISTRATOR shall mean the Compensation
Committee of the Board in its capacity as the administrator of the Plan.

     O. PURCHASE DATE shall mean the last business day of each Purchase Period. The initial Purchase Date shall be October 27,
1995.

     P. PURCHASE PERIOD shall mean each successive period within the offering period at the end of which there shall be purchased shares of common stock on behalf of each Participant.

     Q. SECURITIES ACT shall mean the Securities Act of 1933, as amended.

                        AMDAHL CORPORATION
                              PROXY
                 Stockholder's Proxy Solicited By
                Board of Directors of the Company

  The undersigned hereby appoint(s) John C. Lewis and Bruce J. Ryan, each with power of substitution, as its proxy to vote all of its share of Amdahl Corporation common stock, par value of $0.05 per share, at the Annual Meeting of Stockholders of Amdahl Corporation to be held at the Sunnyvale Hilton, 1250 Lakeside Drive, Sunnyvale, California, on Thursday, May 2, 1996 at 8:00 a.m., and at any adjournment or postponement thereof.

  This Proxy when properly executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR items 1 through 3, AGAINST item 4, and in the discretion of the proxyholder on other matters as may properly come before the meeting. You are encouraged to specify your choices by marking the appropriate boxes on the REVERSE SIDE. Your shares cannot be voted unless you sign and return this card.



                           Amdahl Corporation
                           P.O. Box 11180
                           New York, N.Y. 10203-0180



                                          See Reverse Side

   Please ensure address appears in window of return envelope.

                              [logo]

                        Amdahl Corporation
                     1250 East Arques Avenue
                          P.O. Box 3470
                 Sunnyvale, California 94088-3470

                                          March 21, 1996

Dear Amdahl Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders to be held at 8:00 a.m. on Thursday, May 2, 1996, at the Sunnyvale Hilton, 1250 Lakeside Drive, Sunnyvale,
California.

  Details with respect to the meeting are set forth in the attached Notice of Annual Meeting and Proxy Statement.

  We urge you to communicate your voting instructions to us by completing, dating and signing the proxy card below, detaching it from this letter and returning it in the postage paid envelope enclosed in this package. The giving of such proxy does not affect your right to vote in person if you attend the meeting.

Very truly yours,

/s/ John C. Lewis

JOHN C. LEWIS
Chairman of the Board,
President and
Chief Executive Officer


                      Detach Proxy Card Here
-----------------------------------------------------------------

The Board of Directors recommends a vote FOR items 1 through 3 and AGAINST item 4.

1. Election of Directors:  FOR all nominees               [ ]
                           listed below.

                           WITHHOLD AUTHORITY to vote     [ ]
                           for all nominees listed below.

                           *EXCEPTIONS                    [ ]

Nominees:    John C. Lewis; Keizo Fukagawa; Michael R. Hallman;
             E. F. Heizer, Jr.; Kazuto Kojima; Burton G. Malkiel;
             George R. Packard III; Walter B. Reinhold;
             Takamitsu Tsuchimoto; J. Sidney Webb.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "exceptions" box and write that nominee's name in the space provided below.)

*Exceptions -----------------------------------------------------

                                     FOR   AGAINST   ABSTAIN
2. Employee Stock Purchase Plan:     [ ]     [ ]       [ ]
   Increase shares issuable
   under the Plan.

3. Ratification of the selection     [ ]     [ ]       [ ]
   of Arthur Andersen LLP as
   independent public accountants
   for 1996.

4. Stockholder proposal for an       [ ]     [ ]       [ ]
   independent nominating committee.

Mark this box if you wish to withhold
discretionary authority to act upon such
business as may properly come before the meeting.      [ ]

Mark this box if you receive Amdahl's Annual
Report from some other source and wish not
to receive one with your Proxy Statement in 1997.      [ ]

Please sign name exactly as it appears
on this card.  Joint owners should each
sign.  Attorneys, trustees, executors,
administrators, custodians, guardians or corporate officers should give full title.

Date: -------------------------, 1996


-------------------------------------
             Signature(s)

-------------------------------------
             Signature(s)

Please sign, date and return the voting instruction card promptly using the enclosed envelope.

Please mark boxes in blue or black ink as in the example.   [X]